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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     March 16, 1994
                                                  ___________________

                               TIDEWATER, INC.
________________________________________________________________________________
            (Exact name of registrant as specified in its charter)

  DELAWARE                         1-6311                       72-0487776
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(State or Other                 (Commission                (I.R.S. Employer
Jurisdiction of                 File Number)                Identification
Incorporation)                                              Number)

1440 Canal Street, Suite 2100, New Orleans, Louisiana          70112
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    (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (504) 568-1010
                                                    ________________

                                NOT APPLICABLE
________________________________________________________________________________
     Former name, former address and former fiscal year, if changed since last report.





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ITEM 5.     OTHER EVENTS.

     On March 16, 1994, the Company announced that it had called for redemption on April 18, 1994 all of the Company's outstanding 7% Convertible Subordinated Debentures due 2010 ("Debentures"). The Debentures carry an aggregate face value of approximately $47.2 million. The debentures will be redeemed for $1,014 for each $1,000 principal amount plus accrued interest. Until the close of business on April 18, 1994, holders may convert the Debentures into the Company's common stock, par value $0.10, at a conversion price of $25 per share. As a result of the redemption of the Debentures and assuming no conversions of the Debentures into common stock, the Company will take approximately $7.7 million, or $.14 per shares, as an extraordinary charge to earnings in its fiscal fourth quarter ending March 31, 1994.




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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    TIDEWATER INC.
                                         ___________________________________
                                                    (Registrant)


Date: March 17, 1994                             /s/ VICTOR I. KOOCK
                                         ___________________________________
                                         Victor I. Koock
                                         Senior Vice President, Secretary, and
                                           Co-General Counsel





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